                                                                                                    EXHIBIT 12.2
                                                                                                          Page 1

                                              OHIO EDISON COMPANY

                                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                     Year Ended December 31,
                                                 --------------------------------------------------------------
                                                   1996          1997          1998          1999          2000
                                                 --------      --------      --------      --------      --------
                                                                     (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items              $315,170      $293,194      $301,320      $297,689      $336,456
  Interest and other charges, before
    reduction for amounts capitalized             255,572       250,920       235,317       225,358       211,364
  Provision for income taxes                      201,295       187,805       191,261       191,835       212,580
  Interest element of rentals charged to
    income (a)                                    114,093       117,409       115,310       113,804       109,497
                                                 --------      --------      --------      --------      --------
    Earnings as defined                          $886,130      $849,328      $843,208      $828,686      $869,897
                                                 ========      ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                     $211,935      $204,285      $184,915      $178,217      $165,409
  Other interest expense                           28,211        31,209        34,976        31,971        31,451
  Subsidiaries' preferred stock dividend
    requirements                                   15,426        15,426        15,426        15,170        14,504
  Adjustments to subsidiaries' preferred
    stock dividends to state on a
    pre-income tax basis                            2,910         2,918         2,892         2,770         2,296
  Interest element of rentals charged to
    income (a)                                    114,093       117,409       115,310       113,804       109,497
                                                 --------      --------      --------      --------      --------
    Fixed charges as defined                     $372,575      $371,247      $353,519      $341,932      $323,157
                                                 ========      ========      ========      ========      ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                        2.38          2.29          2.39          2.42         $2.69
                                                     ====          ====          ====          ====         =====


-------------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $5,093,000, $3,828,000 and $2,209,000 for each of the three years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.


                                                                                                    EXHIBIT 12.2
                                                                                                          Page 2

                                                   OHIO EDISON COMPANY

                                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                              PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                      Year Ended December 31,
                                               --------------------------------------------------------------
                                                 1996          1997          1998          1999          2000
                                               --------      --------      --------      --------      --------
                                                                      (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items            $315,170      $293,194      $301,320      $297,689      $336,456
  Interest and other charges, before
    reduction for amounts capitalized           255,572       250,920       235,317       225,358       211,364
  Provision for income taxes                    201,295       187,805       191,261       191,835       212,580
  Interest element of rentals charged to
    income (a)                                  114,093       117,409       115,310       113,804       109,497
                                               --------      --------      --------      --------      --------
    Earnings as defined                        $886,130      $849,328      $843,208      $828,686      $869,897
                                               ========      ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K
  PLUS PREFERRED AND PREFERENCE STOCK
  DIVIDEND REQUIREMENTS(PRE-INCOME TAX BASIS):
  Interest on long-term debt                   $211,935      $204,285      $184,915      $178,217      $165,409
  Other interest expense                         28,211        31,209        34,976        31,971        31,451
  Preferred and preference stock
    dividend requirements                        27,923        27,817        27,395        26,717        25,628
  Adjustments to preferred and preference
    stock dividends to state on a
    pre-income tax basis                         10,542        10,503        10,140         9,859         8,976
  Interest element of rentals charged to
    income (a)                                  114,093       117,409       115,310       113,804       109,497
                                               --------      --------      --------      --------      --------
    Fixed charges as defined plus preferred
      and preference stock dividend
      requirements (pre-income tax basis)      $392,704      $391,223      $372,736      $360,568      $340,961
                                               ========      ========      ========      ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED AND PREFERENCE
  STOCK DIVIDEND REQUIREMENTS (PRE-INCOME
  TAX BASIS) (b)                                   2.26          2.17          2.26          2.30          2.55
                                                   ====          ====          ====          ====          ====


-----------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $5,093,000, $3,828,000 and $2,209,000 for each of the three years ended December 31, 1998, respectively. The guarantee and related coal supply contract debt expired December 31, 1999.
